Exhibit 99.1

September 2, 2004

Safeway Stock Option Exchange Web Site

Employee Name

Address

City, Zip Code

Dear Employee Name

Below are your user ID and password for the Safeway Stock Option Exchange program.

User ID

Password

The Safeway Stock Option Exchange web site (http://www.safewayexchange.com) will become available on September 7, 2004 and will provide you with the following:

1.	Your eligible stock option information (and SARs information, if you are a Canadian employee)

2.	Electronic copies of the following material:

•	Safeway Stock Option Exchange program announcement letter

•	Safeway Stock Option Exchange Communication Overview and Timeline

•	Tender Offer Document as filed with the Securities and Exchange Commission, which will include Frequently Asked Questions

3.	Electronic form to submit your eligible options and SARs for exchange

4.	Confirmation statement once you submit your eligible options and SARs online

5.	Information regarding the number of replacement options you will be eligible to receive in exchange for eligible options and a screen to model the potential value of your eligible options.

Should you have any issues with your user ID or password, please contact the Safeway Stock Option Exchange hotline at (877) SWY –EXCH, (877) 799-3924. Please note that the hotline will become available on September 7, 2004.

This communication is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell Safeway securities. Please note that the tender will only be made through an offer to purchase and a related tender offer statement. The tender offer statement and exchange form will be mailed to all eligible employees on September 7, 2004. The materials also will be available free of charge at www.safewayexchange.com and the SEC’s web site at http://www.sec.gov on and after September 7. All eligible employees are advised to read these materials carefully when they become available, as they will contain important information to help you decide whether or not to participate in the Safeway Stock Option Exchange program.